Exhibit 99

Superior Energy Services Announces Record First Quarter Results

        HARVEY, La.--(BUSINESS WIRE)--May 3, 2001--Superior Energy Services, Inc. (NASDAQ:SESI) today announced results for the first quarter ended March 31, 2001. For the period, revenues were a record $91.3 million resulting in record net income from operations of $10.9 million or $0.16 diluted earnings per share, as compared to revenue of $47.3 million and net income from operations of $1.6 million or $0.03 diluted earnings per share for the first quarter of 2000.

        Effective January 1, 2001, the Company elected to change the method used for depreciating its liftboats from the straight-line method to the units of production method. Management of the Company believes this method provides a more accurate allocation of cost and provides for a better matching of revenue and expenses. This method is used by many other service providers who operate marine equipment in the Gulf of Mexico. This change in accounting principle results in a one time cumulative positive net after tax adjustment of $2.6 million. As a result, net income for the first quarter was $13.5 million, or $0.20 diluted earnings per share.

        "We experienced a record quarter as activity levels across all segments increased,"said Terry Hall, Chairman, President and Chief Executive Officer. "In particular, operating margins in our Well Intervention Group and our Wireline, Environmental and Field Management divisions improved over the fourth quarter of 2000. The Gulf of Mexico remains the most accessible region in North America for oil and gas production. This should translate into increasing activity for Superior as producers seek our products and services for their production-related projects."

        The Company will host a conference call at 2:30 p.m. Central Time today. The call can be accessed from Superior's website at www.superiorenergy.com, or by telephone at 800/289-0529. The replay telephone number is 888/203-1112 and the passcode for the replay call is 409917.

        Superior Energy Services, Inc. provides a broad range of specialized oilfield services and equipment primarily to major and independent oil and gas companies engaged in the exploration, production and development of oil and natural gas properties offshore in the Gulf of Mexico and throughout the Gulf Coast region. These services and equipment include the rental of liftboats, rental of specialized oilfield equipment, electric and mechanical wireline services, well plug and abandonment services, coiled tubing services and engineering services. Additional services provided include contract operating and supplemental labor, offshore construction and maintenance services, offshore and dockside environmental cleaning services, the manufacture and sale of drilling instrumentation and the manufacture and sale of oil spill containment equipment.

        This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: volatility of the oil and gas industry, including the level of exploration, production and development activity; risks associated with the Company's rapid growth; changes in competitive factors and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Superior or any other person that the projected outcomes can or will be achieved.

            SUPERIOR ENERGY SERVICES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Operations
              Three Months Ended March 31, 2001 and 2000
           (in thousands, except earnings per share amounts)
                              (unaudited)

                                                Three Months Ended
                                                     March 31,
                                             ------------------------
                                                2001          2000
                                             ----------    ----------

Revenues                                       $ 91,256      $ 47,274
                                             ----------    ----------

Costs and expenses:
  Cost of services                               48,318        27,762
  Depreciation and amortization                   6,769         4,737
  General and administrative                     14,618         9,311
                                             ----------    ----------

     Total costs and expenses                    69,705        41,810
                                             ----------    ----------

Income from operations                           21,551         5,464

Other income (expense):
  Interest expense                               (3,570)       (2,920)
  Interest income                                   460           193
                                             ----------    ----------

Income before income taxes and cumulative
 change in accounting principle                  18,441         2,737

Income taxes                                      7,561         1,149
                                             ----------    ----------

Income before cumulative change in accounting
 principle                                       10,880         1,588

Cumulative effect of change in accounting
 principle, net of tax exp                        2,589             -

                                             ----------    ----------
Net income                                     $ 13,469       $ 1,588
                                             ==========    ==========

Basic earnings per share:
  Earnings before cumulative change
   in accounting principle                       $ 0.16        $ 0.03
  Cumulative change in accounting principle        0.04             -
                                             ----------    ----------
  Earnings per share                             $ 0.20        $ 0.03
                                             ==========    ==========

Diluted earnings per share:
  Earnings before cumulative change
   in accounting principle                       $ 0.16        $ 0.03
  Cumulative change in accounting principle        0.04             -
                                             ----------    ----------
  Earnings per share                             $ 0.20        $ 0.03
                                             ==========    ==========

Weighted average common shares used in
 computing earnings per share:
    Basic                                        67,943        59,856
                                             ==========    ==========
    Diluted                                      69,017        60,301
                                             ==========    ==========

                 Condensed Consolidated Balance Sheets
                 March 31, 2001 and December 31, 2000
                            (in thousands)
                                             03/31/2001    12/31/2000
                                             (unaudited)    (audited)
                                             ----------    ----------
ASSETS
Current assets                                 $ 98,426      $ 88,770
Property, plant and equipment - net             216,814       202,498
Goodwill - net                                  114,552       114,650
Note receivable                                  20,597        19,213
Other assets - net                                4,076         5,545
                                             ----------    ----------
        Total assets                          $ 454,465     $ 430,676
                                             ==========    ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                            $ 64,898      $ 53,732
Long-term debt, less current portion            144,118       146,393
Deferred income taxes                            24,304        24,304
Stockholders' equity                            221,145       206,247
                                             ----------    ----------
        Total liabilities and stockholders'
         equity                               $ 454,465     $ 430,676
                                             ==========    ==========

                    Superior Energy Services, Inc.
                  Revenue and Gross Profit by Segment
                              (Unaudited)

                   Three Months Ended March 31, 2001
                           ($ in thousands)

                                   Revenue   Gross Profit    GP %
                                   -------   ------------   -----
Well Intervention Group            $22,476        $10,435   46.4%

Wireline                             9,590          3,577   37.3%

Marine                              13,007          6,857   52.7%

Rental Tools                        27,339         17,577   64.3%

Environmental                        4,646          2,001   43.1%

Field Management and Construction   13,124          1,920   14.6%

Other                                1,074            570   53.1%
                                   -------   ------------

Total                             $ 91,256       $ 42,937   47.1%
                                   =======   ============

        Liftboat Average Dayrates and Utilization by Fleet Size
                   Three Months Ended March 31, 2001
                              ($ actual)

Fleet                                    Average Dayrate   Utilization
-------------                            ---------------   -----------
105'                                             $ 2,970         84.7%
120-135'                                           3,206         75.2%
145-155'                                           5,167         76.4%
160'                                               6,958         93.3%
170'                                               7,053         84.4%
200'                                              11,979         94.4%
Fleet Average                                    $ 5,043         80.8%

Contact:
     Superior Energy Services, Inc., Harvey
     Terence Hall, Robert Taylor or Greg Rosenstein
     504/362-4321